VSE CORPORATION CONSOLIDATED GENERAL POLICY MEMORANDUM NO. 1201 DATE: November 18, 2025 OWNER: Tobi Lebowitz, Chief Legal Officer APPROVED: John Cuomo, President and Chief Executive Officer SUBJECT: Insider Trading Policy REVISION: CGPM 1201 replaces CGPM 1201 dated February 28, 2025 DISTIBUTION: All Employees, Officers and Directors of VSE Corporation and its subsidiaries 1. Purpose of the Policy. This Insider Trading Policy (the “Policy”) provides guidelines with respect to transactions in the securities of VSE Corporation (the “Company”) and the handling of confidential information about the Company and the companies with which the Company does business. The Company has adopted this Policy to promote compliance with U.S. federal and state securities laws that prohibit certain persons who are aware of Material Nonpublic Information (as defined below) about a company from: (A) trading in securities of that company; or (B) providing (or “tipping”) Material Nonpublic Information to other persons who may trade on the basis of that information. 2. Applicability of the Policy. A. Transactions Subject to the Policy. This Policy applies to transactions in the Company’s securities, including common or preferred stock, options and warrants to purchase common stock, notes, bonds, convertible securities and any other debt or equity securities that the Company may issue, as well as to derivative securities that are not issued by the Company, such as put or call options or swaps relating to the Company’s securities (collectively referred to as “Company Securities”). In addition, when a person who is subject to this Policy, in connection with working for the Company, becomes aware of Material Nonpublic Information of a company with which the Company does business, including customers and suppliers, this Policy also applies equally to transactions in the securities of such other company. Each person who is subject to this Policy must treat Material Nonpublic Information of the Company’s business partners, customers and suppliers with the same care required with respect to Company’s Material Nonpublic Information. B. Persons Subject to the Policy. This Policy applies to all members of the Company’s Board of Directors and all officers and employees of the Company and its subsidiaries. The Company may also determine from time to time that other persons will be subject to this Policy, such as contractors or consultants who have access to Material Nonpublic Information (collectively, all such persons are referred to as “Company Persons”). This Policy also applies to family members, other members of a person’s household and entities controlled by a person covered by this Policy, as described more fully below. C. Transactions by Family Members and Others. This Policy applies to family members who reside with a Company Person (including a spouse, a child, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in a REV 5.0 PRINTED COPIES ARE UNCONTROLLED Exhibit 19.1

CGPM-1201 2 November 18, 2025 REV 5.0 PRINTED COPIES ARE UNCONTROLLED Company Person’s household, and any family members who do not live in a Company Person’s household but whose transactions in Company Securities are directed by a Company Person or are subject to a Company Person’s influence or control, such as parents or children who consult with a Company Person before they trade in Company Securities (collectively referred to as “Family Members”). Company Persons are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with such Company Persons before they trade in Company Securities, and Company Persons must treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for such Company Person’s own account. This Policy does not, however, apply to personal securities transactions of Family Members where the purchase or sale decision is made by a third party not controlled by, influenced by or related to a Company Person or his or her Family Members. D. Transactions by Entities that a Company Person Influences or Controls. This Policy applies to any entities that a Company Person influences or controls, including any corporations, partnerships or trusts (collectively referred to as “Controlled Entities” and, together with Company Persons and Family Members, “Insiders”), and transactions by these Controlled Entities must be treated for the purposes of this Policy and applicable securities laws as if they were for the Company Person’s own account. 3. Definition of Material Nonpublic Information. A. When Information is Considered Material. Information is considered “material” if a reasonable investor would consider that information important in making a decision to buy, hold or sell securities. Any information that could be expected to affect the Company’s stock price, whether it is positive or negative, should be considered material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. While it is not possible to define all categories of material information, some examples of information that ordinarily would be regarded as material are:  financial condition or results;  unpublished projections regarding future earnings or losses, other earnings guidance, changes to previously announced earnings guidance or the decision to suspend earnings guidance;  the gain or loss of a significant contract, customer, supplier, or finance source;  pending or proposed mergers, acquisitions, dispositions, restructurings, tender offers, joint ventures, partnerships or spin-offs;  a change in dividend policy, the declaration of a stock split, an offering of additional securities or the establishment of a repurchase program for Company Securities;  financing transactions not in the ordinary course of business;  significant change in management;  significant pending or threatened litigation or government investigations;  significant disruption in operations or loss (including environmental- or safety-related incidents), potential loss, breach or unauthorized access of property or assets, including as a result of a cybersecurity incident or otherwise;  significant bank borrowings or other financing transactions out of the ordinary course;

CGPM-1201 3 November 18, 2025 REV 5.0 PRINTED COPIES ARE UNCONTROLLED  extraordinary items for accounting purposes;  a change in auditors or notification that the auditor’s reports may no longer be relied upon; and  impending defaults on indebtedness, bankruptcy, or the existence of significant liquidity problems. B. When Information is Considered Public. Information that has not been disclosed to the public is generally considered to be nonpublic information. To establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated. Information generally would be considered widely disseminated if it has been disclosed through a press release, newswire services, published in a widely-available newspaper, magazine or news website, on the Company’s external website or public disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) that are available on the SEC’s website. By contrast, information would likely not be considered widely disseminated if it is available only to our employees, or if it is only available to a select group of analysts, brokers and institutional investors. The circulation of rumors, even if accurate and reported in the media, does not constitute effective widespread dissemination. As a general rule, information should not be considered fully absorbed by the marketplace until after the second full business day after the day on which the information is released. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of specific Material Nonpublic Information. 4. Statement of the Policy. A. Prohibition Against Insider Trading. i. No Transactions on the Basis of Material Nonpublic Information. No Insider may, directly or indirectly through third parties, buy, sell, or otherwise engage in any transactions in Company Securities if such Insider possesses Material Nonpublic Information. The only exceptions to this prohibition are described below under “Permitted Transactions.” ii. No Recommendations on the Basis of Material Nonpublic Information. No Insider may make recommendations or express opinions about trading in Company Securities if such Insider possesses Material Nonpublic Information. iii. No Tipping of Material Nonpublic Information. No Insider may, directly or indirectly, disclose (“tip”) Material Nonpublic Information to any person within the Company whose jobs do not require them to have that information, or outside of the Company to other persons, including, but not limited to, family, friends, business associates, and investors, unless any such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information about the Company. Insiders may be liable for tipping Material Nonpublic Information to any third party (a “Tippee”). Tippees inherit an insider’s duties and may be liable for trading on Material Nonpublic Information illegally tipped to them by an Insider. Tippees can obtain Material Nonpublic Information by receiving overt tips from others or through, among other things, conversations at social, business or other gatherings. Therefore, Insiders

CGPM-1201 4 November 18, 2025 REV 5.0 PRINTED COPIES ARE UNCONTROLLED must keep all Material Nonpublic Information relating to the Company strictly confidential (as further described below). iv. Maintaining Confidentiality of Material Nonpublic Information. All Material Nonpublic Information relating to the Company is the property of the Company and the Company has the sole and exclusive right to determine how and when to disclose such information to the public. Unless specifically authorized by the Company, no Insider should publicly disclose Material Nonpublic Information and all such information must be kept strictly confidential. B. Other Prohibited Transactions in Company Securities. The Company has also determined that there is a heightened legal risk and the appearance of improper or inappropriate conduct if Insiders engage in certain types of other transactions. Therefore, the following rules are applicable to Insiders: i. Short Sales. Short sales of Company Securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance. For these reasons, short sales of Company Securities are prohibited. In addition, Section 16(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prohibits officers and directors from engaging in short sales of Company securities. ii. Publicly-Traded Options. Given the relatively short term of publicly-traded options, transactions in options may create the appearance that an Insider is trading based on Material Nonpublic Information and focus an Insider’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, are prohibited by this Policy. iii. Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, short sale instruments, puts, collars and exchange funds or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company Securities. Such hedging transactions may permit an Insider to continue to own Company Securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, Insiders may no longer have the same objectives as the Company’s other stockholders. Accordingly, hedging transactions by any Insider, or any of their designees, are prohibited under this Policy. iv. Margin Accounts and Pledged Securities. Securities held in a margin account or pledged as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged, hypothecated or otherwise used as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. A margin sale or foreclosure sale may occur at a time when the owner is aware of Material Nonpublic Information or otherwise is not permitted to trade in Company Securities. For these reasons, Insiders are

CGPM-1201 5 November 18, 2025 REV 5.0 PRINTED COPIES ARE UNCONTROLLED prohibited from pledging, hypothecating or otherwise using Company Securities as collateral for a loan or other form of indebtedness, including, without limitation, holding Company Securities in a margin account as collateral for a margin loan. v. Standing and Limit Orders. Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 Plans, as described below) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result, the broker could execute a transaction when an Insider is in possession of Material Nonpublic Information. The Company therefore discourages placing standing or limit orders on Company Securities. If an Insider determines that they must use a standing order or limit order, the order should be limited to short duration and should otherwise comply with the guidelines outlined below. C. Permitted Transactions. i. Transactions under Company Plans. This Policy does not apply to transactions with the Company involving Company Securities, except as specifically noted. a. Restricted Stock and Restricted Stock Units. This Policy does not apply to the vesting of restricted stock and restricted stock units under the Company’s equity plans, or when related shares or units are withheld by the Company for the Company Person to pay withholding taxes upon vesting (if authorized by the Company). This Policy does apply, however, to any market sale of stock upon vesting. b. Employee Stock Purchase Plan, Savings Plan and Deferred Compensation Plans, if adopted. This Policy will not apply to purchases of Company Securities in the Company’s employee stock purchase plan, 401(k) plan, or deferred compensation plan or other similar employee benefit plans resulting from a Company Person’s periodic contribution of money to the plan pursuant to his or her payroll deduction election. This Policy will apply, if adopted, however, to certain elections a Company Person may make under these plans, including: (a) an election to increase or decrease the percentage of his or her periodic contributions that will be allocated to his or her Company stock fund; (b) an election to switch an existing account balance into or out of a Company Person’s Company stock fund; (c) an election to borrow money against a Company Person’s plan account if the loan will result in a liquidation of some or all of his or her Company stock fund; (d) an election to withdraw money from a Company Person’s plan account if the withdrawal will result in a liquidation of some or all of his or her Company stock fund; and (e) an election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to a Company Person’s Company stock fund. c. Other Similar Transactions. Any other purchase of Company Securities from the Company or sales of Company Securities to the Company are not subject to this Policy. d. Gifts. Bona fide gifts of Company Securities to a family member, charitable organization, or any other person (including a transfer to a family trust) are not

CGPM-1201 6 November 18, 2025 REV 5.0 PRINTED COPIES ARE UNCONTROLLED transactions subject to this Policy, unless the person making the gift has reason to believe that the recipient intends to sell the Company Securities while the person making the gift is aware of Material Nonpublic Information, or the person making the gift is subject to the trading restrictions specified below under the heading “Additional Procedures” and the sales by the recipient of the Company Securities occur during a Black Out Period (as defined below). However, whether a gift is a bona fide gift will depend on the circumstances surrounding each gift, including, but not limited to, the donor’s relationship with the recipient and the nature of the tax benefit to the donor. e. Mutual Funds. Transactions in a mutual fund or other collective investment vehicle (e.g., hedge fund or exchange traded fund) that is invested in Company Securities and (1) is publicly traded and widely held, (2) is broad based and diversified, and (3) has investment discretion for fund investments exercised by an independent third party are not transactions subject to this Policy. 5. Additional Procedures. The Company has established additional procedures, applicable only to certain persons (as described below), in order to assist in the administration of this Policy, to facilitate compliance with laws prohibiting insider trading while in possession of Material Nonpublic Information, and to avoid the appearance of any impropriety. A. Pre-Clearance Procedures. Certain designated persons may not engage in any transaction in Company Securities, including gifts involving the transfer of Company Securities, without first obtaining pre-clearance of the transaction from the Company by contacting the Chief Legal Officer (the “Pre-Clearance Procedures”). The following category of persons (the “Covered Persons”) are subject to the Company’s Pre-Clearance Procedures. The Chief Legal Officer will maintain a specific list of Covered Persons and will review the list quarterly with the executive management team.  directors;  executive officers;  certain employees who are serving in management roles, as determined by the Chief Executive Officer, Chief Financial Officer or Chief Legal Officer;  employees who are involved in the preparation of financial statements, or with knowledge of the Company’s consolidated financial performance, as determined by the Company’s Chief Financial Officer;  members of the Company’s legal department;  other persons designated by the Chief Executive Officer, Chief Financial Officer or Chief Legal Officer; and  Family Members and Controlled Entities of any persons described above. A request for pre-clearance to trade in Company Securities should be submitted in writing to the Chief Legal Officer (or other designated attorneys) at least one business day in advance of the proposed transaction. When a request for pre-clearance is made, the requestor should confirm in the request that he or she (1) has reviewed this Policy and (2) is not aware of any Material Nonpublic Information about the Company. A form of request for pre-clearance is included in Exhibit A, however any request in writing including via e- mail that contains the information in Exhibit A is acceptable.

CGPM-1201 7 November 18, 2025 REV 5.0 PRINTED COPIES ARE UNCONTROLLED The Company is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction. If the Chief Legal Officer does not respond to a request for pre-clearance, the request will be deemed to have been denied. If a person seeks pre-clearance and permission to engage in the transaction and the request is denied or not responded to, then he or she must refrain from initiating any transaction in Company Securities, and must not inform any other person of the restriction. If permission to engage in the transaction is granted, then the transaction must be initiated within five business days of receipt of pre-clearance, unless an exception is granted or the person becomes aware of Material Nonpublic Information before the trade is executed, in which case the preclearance is void and the trade must not be completed. If transactions are not effected within the time limit, pre-clearance must be requested and approved in writing again. B. Quarterly Blackout Periods. Covered Persons may not conduct any transactions involving Company Securities (other than as specified by this Policy) during certain “Blackout Periods.” Quarterly Blackout Periods begin on the last day of the last month of each fiscal quarter (March 31, June 30, September 30 and December 31) and end at the end of the second business day following the date of the public release of the Company’s earnings results for that quarter. In other words, these persons may only conduct transactions in Company Securities during the “Window Period” beginning on the third business day following the public release of Company’s quarterly earnings and ending on the last day of the last month of the next fiscal quarter. C. Event-Specific Blackout Periods. From time to time, an event may occur, or information may exist that is material to the Company and is known by only certain directors, officers and/or employees. So long as the event or information remains material and nonpublic, certain persons designated by the Chief Executive Officer, Chief Financial Officer or Chief Legal Officer may not engage in any transaction in Company Securities during such Event- Specific Blackout Period. In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the Chief Executive Officer, Chief Financial Officer or Chief Legal Officer, designated persons should refrain from trading in Company Securities even sooner than the typical Blackout Period described above. In either situation, the Chief Executive Officer, Chief Financial Officer or Chief Legal Officer may notify these persons that they must not engage in transactions in Company Securities, without disclosing the reason for the restriction. The existence of an event- specific trading restriction period or extension of a Blackout Period will not be announced to the Company as a whole and must not be communicated to any other person. Exceptions will not be granted during an event-specific trading restriction period. D. Exceptions. Blackout Periods do not apply to those transactions to which this Policy does not apply, as described above under the heading “Permitted Transactions.” Further, the requirements for Pre-Clearance Procedures and Blackout Periods do not apply to transactions conducted pursuant to approved Rule 10b5-1 plans, as described below under the heading “Rule 10b5-1 Plans.” 6. Rule 10b5-1 Plans. Rule 10b5-1 promulgated under the Exchange Act provides a defense from insider trading liability. In order to be eligible to rely on this defense, a person subject to this Policy must enter into a Rule 10b5-1 Plan for transactions in Company Securities that meets the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”). If the Rule 10b5-1 Plan meets such requirements, Company Securities may be purchased or sold without regard to certain

CGPM-1201 8 November 18, 2025 REV 5.0 PRINTED COPIES ARE UNCONTROLLED insider trading restrictions. To comply with this Policy, Rule 10b5-1 Plans must be approved by the Chief Legal Officer. In general, a Rule 10b5-1 Plan must be entered into at a time when (i) the person entering into the plan is not aware of Material Nonpublic Information and (ii) a Blackout Period is not in effect. Once a Rule 10b5-1 Plan is adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. A Rule 10b5-1 Plan cannot be modified when the person is aware of Material Nonpublic Information. The Rule 10b5-1 Plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party. Any Rule 10b5-1 Plan must be submitted to the Chief Legal Officer for approval five business days prior to the entry into the Rule 10b5-1 Plan. Subsequent modifications to any Rule 10b5- 1 Plan must also be pre-approved by the Chief Legal Officer. Once a Rule 10b5-1 Plan is approved, no further pre-approval of transactions conducted pursuant to the Rule 10b5-1 Plan is required. 7. Section 16 Reports. Certain Company Persons, including directors, officers designated as such for SEC reporting purposes by the Board of Directors and certain stockholders of the Company (collectively, “Section 16 Reporting Persons”), are required to file reports with the SEC that disclose such Company Person’s trading and other transactions relating to Company Securities (“Section 16 Reports”). The Chief Legal Officer’s office will assist Section 16 Reporting Persons that are directors and officers in preparing and filing the required Section 16 Reports; however, such Section 16 Reporting Persons retain responsibility for the filing and accuracy of Section 16 Reports. To ensure compliance with all reporting requirements, such Section 16 Reporting Persons must, on the date of any trade, provide the Chief Legal Officer’s office with all information relating to the trade that is necessary to properly prepare a Form 4 or other Section 16 Report. Such Section 16 Reporting Persons must also execute a Form 4 or other Section 16 Report (either individually or through a duly authorized power of attorney) within a sufficient amount of time to allow the Chief Legal Officer’s office to electronically file the Form 4 with the SEC before the end of the second business day following the trade. 8. Form 144A Reports. Certain Company Persons, including directors, certain officers designated by the Board of Directors and certain stockholders of the Company (collectively, “144A Reporting Persons”) are required to file a Form 144 before making an open market sale of Company Securities. A Form 144 notifies the SEC of the 144A Reporting Person’s intent to sell Company Securities. This form is generally prepared and filed by the 144A Reporting Person’s broker and is in addition to the Section 16 Reports filed on the 144A Reporting Person’s behalf by the Chief Legal Officer’s office. 9. Post-Termination Transactions. This Policy continues to apply to transactions in Company Securities even after termination of service to, or employment with, the Company. If an individual is in possession of Material Nonpublic Information when his or her service or employment terminates, that individual may not trade in Company Securities until that information has become public or is no longer material, as determined by the Chief Legal Officer. To facilitate the Chief Legal Officer’s determination, such an individual may not trade in Company Securities without first obtaining pre-clearance of the transaction from the Chief

CGPM-1201 9 November 18, 2025 REV 5.0 PRINTED COPIES ARE UNCONTROLLED Legal Officer, in accordance with the pre-clearance procedures set forth in “Additional Procedures—Pre-Clearance Procedures” above. 10. Individual Responsibility. Insiders have ethical and legal obligations to maintain the confidentiality of information about the Company and to not engage in transactions in Company Securities while in possession of Material Nonpublic Information. Each Company Person is individually responsible for making sure that he or she complies with this Policy, and that any of his or her Family Members or Controlled Entities also comply with this Policy. In all cases, the ultimate responsibility for determining whether an individual is in possession of Material Nonpublic Information rests with that individual, and any action on the part of Company, the Chief Legal Officer or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. 11. Violations. A. Consequences of Violations. The purchase or sale of securities while aware of Material Nonpublic Information, or the disclosure of Material Nonpublic Information to others who then trade in Company Securities, is prohibited by U.S. federal and state laws. Insider trading violations are pursued vigorously by the SEC, the U.S. Department of Justice and state enforcement authorities. Punishment for insider trading violations is severe, and could include significant fines and imprisonment. While the regulatory authorities concentrate their efforts on individuals who trade, or who tip inside information to others who trade, the U.S. federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. In addition, an individual’s failure to comply with this Policy may subject the individual to discipline by Company, including termination for cause, whether or not the individual’s failure to comply results in a violation of law. B. Reporting of Violations. Any Insider who violates this Policy or any U.S. federal or state governing insider trading, or knows of any such violation by any Insider, must report the violation immediately to the Chief Legal Officer. 12. Company Assistance. If you have any questions about this Policy or its application to any proposed transaction, please contact the Company’s Chief Legal Officer, who can be reached by telephone at 954.430.6600 or by e-mail at tblebowitz@vsecorp.com, for additional guidance. 13. Certification. You must sign, date and return the Certification attached as Exhibit B stating that you have received, read, understand and agree to comply with this Policy. Please note that you are bound by the Policy whether or not you sign the Certification. * * * This Policy supersedes any previous policy of the Company concerning securities trading. In the event of any conflict or inconsistency between this Policy and other materials previously distributed by the Company, this Policy shall govern.

CGPM-1201 10 November 18, 2025 2025 EXHIBIT A FOR COVERED PERSONS (EXCLUDING DIRECTORS & OFFICERS) REQUEST FOR CLEARANCE TO TRADE To: VSE Corporation Chief Legal Officer Name: Title: I hereby request clearance for myself (or a member of my immediate family or household) to execute the following transaction relating to the securities of VSE Corporation (“VSE”). Type of Transaction: I wish to purchase. I wish to sell. I wish to exercise an option and sell all or a portion of the shares of common stock purchased at the then market price in a “cashless exercise” or “same day sale” and hold any remaining shares of common stock in my brokerage account. Other transaction: If the request is for a member of my immediate family or household: Name of Person: Relationship: I hereby represent and certify that I am not aware of any material, non-public information concerning VSE at the time of submitting this request, and I agree that should I become aware of any material, non-public information concerning VSE before completing the approved transaction, I will not complete the transaction. I understand that once approved, this authorization is valid on the date of approval and for five-business days thereafter. I further understand that the approval will lapse if I become in possession of, or, in the judgment of the Chief Legal Officer, I am likely to be in possession of material, non-public information, or otherwise on the earliest of expiration of (i) the five-business day period of this approval, or (ii) the trading window in which approval is granted, whichever is the first to occur. Date Signature Approved by: Chief Legal Officer Date

CGPM-1201 11 November 18, 2025 2025 FOR DIRECTORS & OFFICERS ONLY REQUEST FOR CLEARANCE TO TRADE To: VSE Corporation Chief Legal Officer Name: Title: I hereby request clearance for myself (or a member of my immediate family or household) to execute the following transaction relating to the securities of VSE Corporation (“VSE”). Type of Transaction: I wish to purchase. Number and type of securities to be purchased: I wish to sell. Number and type of securities to be sold: I wish to exercise an option and sell all or a portion of the shares of common stock purchased at the then market price in a “cashless exercise” or “same day sale” and hold any remaining shares of common stock in my brokerage account. Number of options to be exercised: Number of shares of common stock to be sold: Number of shares of common stock held in account: Other transaction: If the request is for a member of my immediate family or household: Name of Person: Relationship: I hereby represent and certify that I am not aware of any material, non-public information concerning VSE at the time of submitting this request, and I agree that should I become aware of any material, non-public information concerning VSE before completing the approved transaction, I will not complete the transaction. I understand that once approved, this authorization is valid on the date of approval and for five-business days thereafter. I further understand that the approval will lapse if I become in possession of, or, in the judgment of the Chief Legal Officer, I am likely to be in possession of material, non-public information, or otherwise on the earliest of expiration of (i) the five-business day period of this approval, or (ii) the trading window in which approval is granted, whichever is the first to occur. Date Signature Approved by: Chief Legal Officer Date

CGPM-1201 12 November 18, 2025 2025 EXHIBIT B CERTIFICATION I hereby certify that: 1. I have read and understand the Company’s Insider Trading Policy. 2. I understand that the Company’s Chief Legal Officer is available to answer any questions I have regarding the Insider Trading Policy. 3. I will comply with the Insider Trading Policy for as long as I am subject to the Policy. Print name: Signature: Date: